Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Digital Solutions, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard J. Sullivan, Chief Executive Officer of the Company, and I, Jerome J. Gomolski, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RICHARD J. SULLIVAN
Richard J. Sullivan
Chief Executive Officer
Date: May 14, 2015

/s/ JEROME J. GOMOLSKI
Jerome J. Gomolski
Chief Financial Officer
Date: May 14, 2015

A signed original of this written statement required by Section 906 has been provided to Global Digital Solutions, Inc. and will be retained by Global Digital Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.